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                             RURAL CELLULAR CORPORATION

                                         TO

                              NORWEST BANK MINNESOTA,
                               NATIONAL ASSOCIATION,
                                      as Trustee


                                  ---------------

                                     INDENTURE

                              Dated as of May 14, 1998

                                  ---------------



                                    $175,000,000


                     9 5/8 % Senior Subordinated Notes due 2008
                 9 5/8% Series B Senior Subordinated Notes due 2008



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--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                           PAGE

                                     ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION . . . . . . . . . .1
SECTION 101.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 102.   Compliance Certificates and Opinions . . . . . . . . . . . .25
SECTION 103.   Form of Documents Delivered to Trustee . . . . . . . . . . .26
SECTION 104.   Acts of Holders; Record Date . . . . . . . . . . . . . . . .27
SECTION 105.   Notices, Etc., to Trustee and Company. . . . . . . . . . . .28
SECTION 106.   Notice to Holders; Waiver. . . . . . . . . . . . . . . . . .28
SECTION 107.   Conflict with Trust Indenture Act. . . . . . . . . . . . . .29
SECTION 108.   Effect of Headings and Table of Contents . . . . . . . . . .29
SECTION 109.   Successors and Assigns . . . . . . . . . . . . . . . . . . .29
SECTION 110.   Separability Clause. . . . . . . . . . . . . . . . . . . . .29
SECTION 111.   Benefits of Indenture. . . . . . . . . . . . . . . . . . . .29
SECTION 112.   Governing Law. . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 113.   Legal Holidays . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 114.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . .30

                                     ARTICLE TWO

SECURITY FORMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

SECTION 201.   Forms Generally. . . . . . . . . . . . . . . . . . . . . . .30
SECTION 202.   Form of Face of Security . . . . . . . . . . . . . . . . . .31
SECTION 203.   Form of Reverse of Security. . . . . . . . . . . . . . . . .35
SECTION 204.   Form of Trustee's Certificate of Authentication. . . . . . .40

                                    ARTICLE THREE

THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41

SECTION 301.   Title and Terms. . . . . . . . . . . . . . . . . . . . . . .41
SECTION 302.   Denominations. . . . . . . . . . . . . . . . . . . . . . . .43
SECTION 303.   Execution, Authentication, Delivery and Dating . . . . . . .43
SECTION 304.   Temporary Securities . . . . . . . . . . . . . . . . . . . .44
SECTION 305.   Global Securities. . . . . . . . . . . . . . . . . . . . . .44
SECTION 306.   Registration; Registration of Transfer and Exchange
               Generally; Certain Transfers and Exchanges; Securities
               Act Legends. . . . . . . . . . . . . . . . . . . . . . . . .46


                                      i

SECTION 307.   Mutilated, Destroyed, Lost and Stolen Securities . . . . . .50
SECTION 308.   Payment of Interest; Interest Rights Preserved . . . . . . .51
SECTION 309.   Persons Deemed Owners. . . . . . . . . . . . . . . . . . . .52
SECTION 310.   Cancellation . . . . . . . . . . . . . . . . . . . . . . . .53
SECTION 311.   Computation of Interest. . . . . . . . . . . . . . . . . . .53

                                     ARTICLE FOUR

SATISFACTION AND DISCHARGE. . . . . . . . . . . . . . . . . . . . . . . . .53

SECTION 401.   Satisfaction and Discharge of Indenture. . . . . . . . . . .53
SECTION 402.   Application of Trust Money . . . . . . . . . . . . . . . . .54

                                     ARTICLE FIVE

REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55

SECTION 501.   Events of Default. . . . . . . . . . . . . . . . . . . . . .55
SECTION 502.   Acceleration of Maturity; Rescission and Annulment . . . . .57
SECTION 503.   Collection of Indebtedness and Suits for Enforcement
               by Trustee . . . . . . . . . . . . . . . . . . . . . . . . .58
SECTION 504.   Trustee May File Proofs of Claim . . . . . . . . . . . . . .59
SECTION 505.   Trustee May Enforce Claims Without Possession of
               Securities . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 506.   Application of Money Collected . . . . . . . . . . . . . . .60
SECTION 507.   Limitation on Suits. . . . . . . . . . . . . . . . . . . . .60
SECTION 508.   Unconditional Right of Holders to Receive Principal
               Premium and Interest . . . . . . . . . . . . . . . . . . . .61
SECTION 509.   Restoration of Rights and Remedies . . . . . . . . . . . . .61
SECTION 510.   Rights and Remedies Cumulative . . . . . . . . . . . . . . .62
SECTION 511.   Delay or Omission Not Waiver . . . . . . . . . . . . . . . .62
SECTION 512.   Control by Holders . . . . . . . . . . . . . . . . . . . . .62
SECTION 513.   Waiver of Past Defaults. . . . . . . . . . . . . . . . . . .63
SECTION 514.   Undertaking for Costs. . . . . . . . . . . . . . . . . . . .63
SECTION 515.   Waiver of Stay or Extension Laws . . . . . . . . . . . . . .63

                                     ARTICLE SIX

THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64

SECTION 601.   Certain Duties and Responsibilities. . . . . . . . . . . . .64
SECTION 602.   Notice of Defaults . . . . . . . . . . . . . . . . . . . . .64
SECTION 603.   Certain Rights of Trustee. . . . . . . . . . . . . . . . . .65
SECTION 604.   Not Responsible for Recitals or Issuance of Securities . . .67
SECTION 605.   May Hold Securities. . . . . . . . . . . . . . . . . . . . .67
SECTION 606.   Money Held in Trust. . . . . . . . . . . . . . . . . . . . .67


                                      ii

SECTION 607.   Compensation and Reimbursement . . . . . . . . . . . . . . .67
SECTION 608.   Disqualification; Conflicting Interests. . . . . . . . . . .68
SECTION 609.   Corporate Trustee Required; Eligibility. . . . . . . . . . .68
SECTION 610.   Resignation and Removal; Appointment of Successor. . . . . .69
SECTION 611.   Acceptance of Appointment by Successor . . . . . . . . . . .70
SECTION 612.   Merger, Conversion, Consolidation or Succession to
               Business . . . . . . . . . . . . . . . . . . . . . . . . . .70
SECTION 613.   Preferential Collection of Claims Against Company. . . . . .71
SECTION 614.   Appointment of Authenticating Agent. . . . . . . . . . . . .71

                                    ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY . . . . . . . . . . . . .73

SECTION 701.   Company to Furnish Trustee Names and Addresses of Holders. .73
SECTION 702.   Preservation of Information; Communications to Holders . . .73
SECTION 703.   Reports by Trustee . . . . . . . . . . . . . . . . . . . . .74
SECTION 704.   Reports by Company . . . . . . . . . . . . . . . . . . . . .74

                                    ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE. . . . . . . . . . . .74

SECTION 801.   Company May Consolidate, Etc. Only on Certain Terms. . . . .74
SECTION 802.   Successor Substituted. . . . . . . . . . . . . . . . . . . .76

                                     ARTICLE NINE

SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . . . . .76

SECTION 901.   Supplemental Indentures Without Consent of Holders . . . . .76
SECTION 902.   Supplemental Indentures with Consent of Holders. . . . . . .77
SECTION 903.   Execution of Supplemental Indentures . . . . . . . . . . . .78
SECTION 904.   Effect of Supplemental Indentures. . . . . . . . . . . . . .78
SECTION 905.   Conformity with Trust Indenture Act. . . . . . . . . . . . .78
SECTION 906.   Reference in Securities to Supplemental Indentures . . . . .79
SECTION 907.   Notice of Supplemental Indenture . . . . . . . . . . . . . .79

                                     ARTICLE TEN

COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79

SECTION 1001.  Payment of Principal, Premium and Interest . . . . . . . . .79
SECTION 1002.  Maintenance of Office or Agency. . . . . . . . . . . . . . .79
SECTION 1003.  Money for Security Payments to be Held in Trust. . . . . . .80


                                      iii

SECTION 1004.  Existence. . . . . . . . . . . . . . . . . . . . . . . . . .81
SECTION 1005.  Maintenance of Properties. . . . . . . . . . . . . . . . . .82
SECTION 1006.  Payment of Taxes and Other Claims. . . . . . . . . . . . . .82
SECTION 1007.  Maintenance of Insurance . . . . . . . . . . . . . . . . . .82
SECTION 1008.  Limitation on Consolidated Indebtedness. . . . . . . . . . .82
SECTION 1009.  Limitation on Preferred Stock of Restricted Subsidiaries . .85
SECTION 1010.  Limitation on Certain Indebtedness . . . . . . . . . . . . .86
SECTION 1011.  Limitation on Restricted Payments. . . . . . . . . . . . . .86
SECTION 1012.  Limitations Concerning Distributions and Transfers By
                Restricted Subsidiaries . . . . . . . . . . . . . . . . . .87
SECTION 1013.  Limitations on Liens . . . . . . . . . . . . . . . . . . . .88
SECTION 1014.  Limitation on Transactions with Affiliates and Related
               Persons. . . . . . . . . . . . . . . . . . . . . . . . . . .89
SECTION 1015.  Limitation on Asset Sales. . . . . . . . . . . . . . . . . .90
SECTION 1016.  Limitation on Use of Proceeds; Proceeds Purchase Offer . . .92
SECTION 1017.  Change of Control. . . . . . . . . . . . . . . . . . . . . .93
SECTION 1018.  Statement by Officers as to Default; Compliance
               Certificates . . . . . . . . . . . . . . . . . . . . . . . .95
SECTION 1019.  Waiver of Certain Covenants. . . . . . . . . . . . . . . . .96
SECTION 1020.  Provision of Financial Information . . . . . . . . . . . . .96

                                    ARTICLE ELEVEN

REDEMPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . .96

SECTION 1101.  Right of Redemption. . . . . . . . . . . . . . . . . . . . .96
SECTION 1102.  Applicability of Article Eleven. . . . . . . . . . . . . . .97
SECTION 1103.  Election to Redeem; Notice to Trustee. . . . . . . . . . . .97
SECTION 1104.  Selection by Trustee of Securities to Be Redeemed. . . . . .97
SECTION 1105.  Notice of Redemption . . . . . . . . . . . . . . . . . . . .98
SECTION 1106.  Deposit of Redemption Price. . . . . . . . . . . . . . . . .98
SECTION 1107.  Securities Payable on Redemption Date. . . . . . . . . . . .98
SECTION 1108.  Securities Redeemed in Part. . . . . . . . . . . . . . . . .99

                                    ARTICLE TWELVE

SUBORDINATION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . .99

SECTION 1201.  Securities Subordinate to Senior Indebtedness. . . . . . . .99
SECTION 1202.  Payment Over of Proceeds Upon Dissolution. . . . . . . . . .99
SECTION 1203.  No Payment When Senior Indebtedness in Default . . . . . . .101
SECTION 1204.  Payment Permitted If No Default. . . . . . . . . . . . . . .102
SECTION 1205.  Subrogation to Rights of Holders of Senior Indebtedness. . .102
SECTION 1206.  Provisions Solely to Define Relative Rights. . . . . . . . .102
SECTION 1207.  Trustee to Effectuate Subordination. . . . . . . . . . . . .103
SECTION 1208.  No Waiver of Subordination Provisions. . . . . . . . . . . .103


                                      iv

SECTION 1209.  Notice to Trustee. . . . . . . . . . . . . . . . . . . . . .104
SECTION 1210.  Reliance on Judicial Order or Certificate of Liquidating
                Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .105
SECTION 1211.  Trustee Not Fiduciary for Holders of Senior Debt . . . . . .105
SECTION 1212.  Rights of Trustee as Holder of Senior Indebtedness;
               Preservation of Trustee's Rights . . . . . . . . . . . . . .105
SECTION 1213.  Article Twelve Applicable to Paying Agents . . . . . . . . .106
SECTION 1214.  Defeasance of this Article Twelve. . . . . . . . . . . . . .106

                                   ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . . .106

SECTION 1301.  Company's Option to Effect Defeasance or Covenant
               Defeasance . . . . . . . . . . . . . . . . . . . . . . . . .106
SECTION 1302.  Defeasance and Discharge . . . . . . . . . . . . . . . . . .106
SECTION 1303.  Covenant Defeasance. . . . . . . . . . . . . . . . . . . . .107
SECTION 1304.  Conditions to Defeasance or Covenant Defeasance. . . . . . .107
SECTION 1305.  Deposited Money and U.S. Government Obligations to be
               Held in Trust; Other Miscellaneous Provisions. . . . . . . .109
SECTION 1306.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . . .110

                   . . . . . . . . . . . . . . . . . . . . . . . .

          Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of May 14, 1998.


    Trust Indenture                                                Indenture
      Act Section                                                  Section

Section 310(a)(1)       ......................................  609
           (a)(2)       ......................................  609
           (a)(3)       ......................................  Not applicable
           (a)(4)       ......................................  Not applicable
           (a)(5)       ......................................  608
           (b)          ......................................  608
                                                                610
           (c)          ......................................  Not applicable
Section 311(a)          ......................................  613
           (b)          ......................................  613
           (c)          ......................................  Not applicable
Section 312(a)          ......................................  701
                                                                702(a)
           (b)          ......................................  702(b)
           (c)          ......................................  702(c)
Section 313(a)          ......................................  703(a)
           (b)(1)       ......................................  Not applicable
           (b)(2)       ......................................  703(a)
           (c)          ......................................  703(a)
                                                                106
           (d)          ......................................  703(b)
Section 314(a)          ......................................  704
           (b)          ......................................  Not applicable
           (c)(1)       ......................................  102
           (c)(2)       ......................................  102
           (c)(3)       ......................................  Not applicable
           (d)          ......................................  Not applicable
           (e)          ......................................  102
Section 315(a)          ......................................  601
                                                                603
           (b)          ......................................  602
                                                                106
           (c)          ......................................  601(a)
           (d)          ......................................  601(b)
           (e)          ......................................  514


    Trust Indenture                                                Indenture
      Act Section                                                   Section

Section 316(a)(last
              sentence) ......................................  101
           (a)(1)(A)    ......................................  512
           (a)(1)(B)    ......................................  513
           (a)(2)       ......................................  Not applicable
           (b)          ......................................  508
Section 317(a)(1)       ......................................  503
           (a)(2)       ......................................  504
           (b)          ......................................  1003
Section 318(a)          ......................................  107








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This Reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of May 14, 1998 (this "Indenture"), between Rural Cellular Corporation, a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company"), having its principal office at 3905 Dakota Street S. W., Alexandria, MN 56308, and Norwest Bank Minnesota, National Association, a trust company duly organized and existing under the laws of the State of Minnesota, as Trustee (herein called the "Trustee").


                               RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 9 5/8 % Senior Subordinated Notes due 2008 (the "Original Securities"), and 9 5/8 % Series B Senior Subordinated Notes due 2008 (the "Exchange Securities," and together with the Original Securities, the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                     ARTICLE ONE

                           DEFINITIONS AND OTHER PROVISIONS
                                OF GENERAL APPLICATION

SECTION 101.    DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles but shall not include the assets and liabilities of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its Wholly Owned Restricted Subsidiaries; and

          (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Articles Six and Ten, are defined as provided in such Articles.

          "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in the case of both of the preceding clause (i) and clause (ii), other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

          "Acquired Person" has the meaning specified in the definition of Permitted Investment.

          "Act," when used with respect to any Holder, has the meaning specified in Section 104.

          "Additional Securities" has the meaning set forth in Section 301.

          "Additional Step-Up" has the meaning specified in the form of the Securities set forth in Section 202.

          "Adjusted Annualized Operating Cash Flow Ratio" of any Person means the Annualized Operating Cash Flow Ratio of such Person as adjusted to treat all Preferred Stock of such Person as Redeemable Stock.

          "Administrative Agent" means the Person or Persons designated as such under the Credit Facility.

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" means any member of, or participant in, the Depositary.

          "Annualized Operating Cash Flow" of any Person means the Operating Cash Flow of such Person for the Reference Period multiplied by two.

          "Annualized Operating Cash Flow Ratio" of any Person on any date (the "Transaction Date") means, with respect to any Person and its Restricted Subsidiaries, the ratio of (i) Consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness on such Transaction Date) divided by (ii) the aggregate amount of Annualized Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all dispositions of businesses made by such Person and its Restricted Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such dispositions had occurred at the beginning of such Reference Period); PROVIDED, that for purposes of such computation, in calculating Annualized Operating Cash Flow and Consolidated Indebtedness: (a) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the Incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period;
(c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire Reference Period; (d) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period; and (e) the Indebtedness and Annualized Operating Cash Flow of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person's common equity interest in such Restricted Subsidiary on the date of determination of the Annualized Operating Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest, 51% of such Subsidiary's Indebtedness and of such Subsidiary's Annualized Operating Cash Flow would be included in the calculation of such Person's aggregate Indebtedness and Annualized Operating Cash Flow, respectively). When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Restricted Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and CEDEL, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Asset Sale" has the meaning specified in Section 1015.

          "Atlantic Acquisition" means the acquisition of substantially all the assets of Atlantic Cellular Company, L.P. and one of its Subsidiaries by the Company.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

          "Board of Directors" of a Person which is a corporation, means either the board of directors of that Person or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the State of Minnesota are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" means that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with generally accepted accounting principles.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, including voting and non-voting) of equity of such Person.

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in Clauses (i) and (ii) above.

          "CEDEL" means Cedel Bank, S.A. (or any successor securities clearing agency).

          "Change of Control" has the meaning specified in Section 1017.

          "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Indebtedness" of any Person means at any date the Indebtedness of such Person and its Restricted Subsidiaries at such date.

          "Consolidated Interest Expense" of any Person means for any period the interest expense included in an income statement (taking into account the effect of any Interest Hedge Agreements but without deduction of interest income) of such Person and its Restricted Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles;
(ii) the amortization of Indebtedness discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) fees with respect to Interest Hedge Agreements; (v) the portion of any rental obligations in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (vi) Preferred Stock dividends accrued or payable other than dividends on Qualified Capital Stock of such Person.

          "Consolidated Net Income" of any Person means for any period the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED that there shall be excluded therefrom (to the extent included and without duplication) (i) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person after the date of this Indenture in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (or loss) of any Person that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (iii) gains or losses from sales of assets other than sales of assets acquired and held for resale in the ordinary course of business, (iv) for purposes of Section 1011, the net income, if positive, of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at that time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Restricted Subsidiary, and (v) all extraordinary gains and extraordinary losses.

          "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED that, with respect to the Company, adjustments following the date of this Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person and its Subsidiaries shall not be given effect; PROVIDED FURTHER, that such computation shall exclude (i) any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and (ii) Unrestricted Subsidiaries.

          "Cooperative Banks" means lenders under the Credit Facility which are cooperative banks.

          "Cooperative Bank Equity" means non-voting equity interests in Cooperative Banks.

          "Corporate Trust Office" means the principal office of the Trustee at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069 at which at any particular time its corporate trust business shall be administered or such other location designated by the Trustee in a report pursuant to Section 703(a).

          "Credit Facility" means the Existing Credit Facility or the New Credit Facility.

          "Cumulative Interest Expense" means the total amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the period beginning on the first day of the fiscal quarter immediately following the date of this Indenture, through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

          "Cumulative Operating Cash Flow" means Operating Cash Flow of the Company and its Restricted Subsidiaries for the period beginning on the first day of the fiscal quarter immediately following the date of this Indenture, through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

          "Defaulted Interest" has the meaning specified in Section 308.

          "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.
The Depositary will initially be DTC.

          "Designated Senior Indebtedness" means the Indebtedness under the Credit Facility.

          "Distribution Compliance Period" means the period through and including the 40th day after the later of (i) the Issue Date and (ii) the commencement of the offering of Original Securities pursuant to the Purchase Agreement.

          "DTC" means The Depository Trust Company, a New York corporation.

          "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

          "Event of Default" has the meaning specified in Section 501.

          "Exchangeable Preferred Stock" means the 11 3/8 % Senior Exchangeable Preferred Stock of the Company.

          "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

          "Exchange Debentures" means the Company's 11 3/8 % Senior Subordinated Debentures due 2010, issuable in exchange for the Exchangeable Preferred Stock in accordance with the terms thereof.

          "Exchange Offer" means an offer made pursuant to an effective registration statement under the Securities Act by the Company to exchange securities substantially identical to Outstanding Securities (except for the differences provided for herein) for Exchange Securities.

          "Exchange Registration Statement" means a registration statement of the Company under the Securities Act registering Exchange Securities for distribution pursuant to the Exchange Offer.

          "Exchange Securities" means the Securities designated as such in the first paragraph of the recitals of the Company, all of which are to be issued pursuant to the Exchange Offer or sold pursuant to the Resale Registration Statement and their Successor Securities.

          "Existing Credit Facility" means the Loan Agreement, dated as of May 1, 1997 (the "Loan Agreement"), among the Company, The Toronto-Dominion Bank, Bank Boston, N.A., St. Paul Bank for Cooperatives, CoBank, Fleet National Bank, First National Bank of Maryland, Societe Generale, New York Branch and Merita Bank Ltd., New York Branch, as amended by a First Amendment to Loan Agreement dated as of August 4, 1997, a Second Amendment to the Loan Agreement dated as of December 30, 1997, a Third Amendment to the Loan Agreement dated as of April 17, 1998 and a Fourth Amendment to the Loan Agreement dated as of April 24, 1998, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time.

          "Expiration Date" has the meaning specified in the definition of Offer to Purchase.

          "Fair Market Value" means, with respect to any assets or Person, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (i) if such Person or assets have a Fair Market Value in excess of $20,000, but not in excess of $5 million, by any officer of the Company and evidenced by an Officers' Certificate, dated within 30 days of the relevant transaction, or (ii) if such Person or assets has a Fair Market Value of $5 million or more, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, based on an appraisal of an independent appraiser of national reputation.

          "Global Securities" has the meaning set forth in Section 201.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

          "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, (viii) all obligations under Interest Hedge Agreements, (ix) every obligation of the type referred to in Clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise or which is secured by a Lien on any asset of such Person and (x) the liquidation value of Preferred Stock of a Subsidiary of such person issued and outstanding and held by other than such Person (or one of its Wholly Owned Restricted Subsidiaries); PROVIDED that for all purposes of this Indenture, (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with generally accepted accounting principles, (B) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) Indebtedness shall not include any liability for federal, state, local or other taxes. For purposes of this Indenture, the amount of any Indebtedness shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Indebtedness had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person or in any event until the counterparty thereunder defaults in its corresponding payment, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Purchasers" means TD Securities (USA) Inc., NationsBanc Montgomery Securities LLC and BancBoston Securities Inc.

          "Initial Regulation S Securities" means the Securities, if any, sold by the Initial Purchasers in the initial offering contemplated by the Purchase Agreement in reliance on Regulation S.

          "Interest Hedge Agreements" means any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Company or any Restricted Subsidiary, on the one hand, and any Person (other than an Affiliate of the Company or any Restricted Subsidiary), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

          "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Securities.

          "Investment" by any Person in any other Person means (without duplication): (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension;

(c) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. For purposes of
Section 1011 (i) "Investment" shall include and be valued at the Fair Market Value of such Person's PRO RATA interest in the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the lesser of (A) the Fair Market Value of such Person's pro rata interest in the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (B) the Fair Market Value of the amount of such Person's Investments (other than Permitted Investments) made in (net of cash distributions received from) such Unrestricted Subsidiary since the date of this Indenture, and (ii) the amount of any Investment shall be the Fair Market Value of such Investment at the time any such Investment is made.

          "Issue Date" means the time and date of the first issuance of the Original Securities.

          "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Maturity" means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Net Cash Proceeds" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (a) any note or installment receivable at any time or (b) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset Sale), less the sum of (i) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale and (ii) the aggregate amount of cash so received which is used to retire any existing Senior Indebtedness or Indebtedness of the

Company that ranks PARI PASSU in right of payment with the Securities or existing Indebtedness of such Restricted Subsidiaries, as the case may be, which is required to be repaid in connection with such Asset Sale or is secured by a Lien on the property or assets of the Company or any of its Restricted Subsidiaries, as the case may be.

          "New Credit Facility" means the amendment and restatement or the refinancing or replacement of the Existing Credit Facility with the same, a deletion of, or additional lenders, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder.

          "Notes Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement (Notes), dated as of May 14, 1998, between the Company and TD Securities (USA) Inc., NationsBanc Montgomery Securities LLC and BancBoston Securities Inc., as such agreement may be amended from time to time.

          "Notice of Default" has the meaning specified in Section 501.

          "Offer" has the meaning specified in the definition of Offer to Purchase.

          "Offering Memorandum" means the Offering Memorandum dated May 7, 1998 with respect to the offering of, INTER ALIA, the Original Securities.

          "Offer to Purchase" means a written offer (the "Offer") sent by the Company to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which, subject to any contrary requirements of applicable law, shall be not less than 30 days nor more than 60 days after the date of such Offer to Purchase and a settlement date (the "Purchase Date") for purchase of Securities within 5 Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 704 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2)  the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (8) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (9) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (10) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (11) that in case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

          "Officers' Certificate" means a certificate signed by two officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company and delivered to the Trustee.

          "Operating Cash Flow" for any Person for any period means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its Subsidiaries, (ii) depreciation, amortization and other non-cash charges of such Person and its Subsidiaries and (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its Subsidiaries in accordance with generally accepted accounting principles, less (c) the sum, without duplication (and only to the extent such amounts are included in such Consolidated Net Income) of (i) all extraordinary gains of such Person and its Subsidiaries during such period and (ii) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period; and in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Company's Annualized Operating Cash Flow Ratio shall be made on a pro forma basis on the assumption that the percentage of the Company's common equity interest in such Restricted Subsidiary throughout the applicable Reference Period was equivalent to its common equity interest on the date of the determination. When the foregoing definition is used in connection with the Company, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee, delivered to the Trustee.

          "Original Securities" means the Securities designated in the first paragraph of the recitals of the Company.

          "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "PARI PASSU," when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of Payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Payment Blockage Period" has the meaning specified in Section 1203.

          "Permitted Investments" means  (i) Investments in Cash Equivalents;
(ii) Investments in the Company or a Restricted Subsidiary (other than payments described in Clause (iv) of the second paragraph of Section 1011); (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Wireless Communications Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary or (B) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any Restricted Subsidiary or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries;
(iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale and any investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Wireless Communications Business, that complies with the covenants in
Section 1015; (vi) advances and prepayments for asset purchases in the ordinary course of business in a Wireless Communications Business of the Company or a Restricted Subsidiary; (vii) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses; (viii) the purchase of Cooperative Bank Equity in Cooperative Banks to the extent required by the charter documents of such

Cooperative Banks in connection with the Incurrence of any Indebtedness which is provided by such Cooperative Banks under the Credit Facility, PROVIDED that such Incurrence is permitted under the terms of this Indenture; and (ix) Investments in Wireless Alliance not exceeding $25 million in the aggregate made after the Issue Date; PROVIDED, that the matters referenced in clauses (iii) and (ix) above shall not be Permitted Investments if made at any time that an Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Stock" means, with respect to any Person, any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
`
          "Proceeding" has the meaning specified in Section 1202.

          "Proceeds Purchase Offer" has the meaning specified in Section 1016.

          "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

          "Purchase Agreement" means the Purchase Agreement, dated as of May 7, 1998, between the Company and the Initial Purchasers, as such agreement may be amended from time to time.

          "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

          "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

          "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

          "Qualified Capital Stock" means, with respect to any Person, any and all shares of Capital Stock other than Redeemable Stock issued by such Person after the date of this Indenture.

          "Qualified Capital Stock Proceeds" means, with respect to any Person,
(a) in the case of any sale of Qualified Capital Stock, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like Incurred by such Person in Connection therewith, and net of Indebtedness that such Person Incurred, guaranteed or otherwise became liable for in connection with the issuance or acquisition of such Capital Stock; and (b) in the case of any exchange, exercise, conversion or surrender of any Redeemable Stock or Indebtedness of such Person issued (other than to any Subsidiary) for cash after the date of this Indenture for or into shares of Qualified Capital Stock of such Person, the liquidation value of the Redeemable Stock or the net book value of such Indebtedness as adjusted on the books of such Person to the date of such exchange, exercise, conversion or surrender, plus any additional amount paid by the securityholders to such Person upon such exchange, exercise, conversion or surrender and less any and all payments made to the securityholders, and all other expenses, commissions and the like Incurred by such Person or any Subsidiary in connection therewith.

          "Qualifying Event" means a Public Equity Offering or one or more Strategic Equity Investments which in either case results in aggregate net proceeds of not less than $50 million.

          "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the Securities; PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the final Stated Maturity of the Securities shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 1017 of this Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of the Securities as required to be repurchased pursuant to Section 1017.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Reference Period" with regard to any Person means the last two full fiscal quarters of such Person immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

          "Registered Securities" means the Exchange Securities and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.

          "Registration Default" has the meaning specified in the form of the Securities set forth in Section 202.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Regulation S Global Security" has the meaning specified in Section
201.

          "Related Person" of any Person means any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Power of such Person.

          "Resale Registration Statement" means a shelf registration statement under the Securities Act filed by the Company, if required by, and meeting the requirements of, the Notes Exchange and Registration Rights Agreement, registering the Original Securities for resale.

          "Restricted Global Security" has the meaning specified in Section 201.

          "Restricted Payments" means, with respect to any Person, (i) any declaration or payment of a dividend or other distribution on any shares of Capital Stock of such Person or any Subsidiary of such Person (other than a dividend payable solely in shares of its Capital Stock or options, warrants or other rights to acquire its Capital Stock and other than any declaration or payment of a dividend or other distribution by a Restricted Subsidiary to the Company or another Restricted Subsidiary), (ii) any payment on the account of the purchase, redemption, retirement or acquisition (including by way of issuing any Indebtedness or Redeemable Stock in exchange for Qualified Capital Stock) of
(A) any shares of Capital Stock of such Person or any Subsidiary of such Person held by other than such Person or any of its Restricted Subsidiaries or (B) any option, warrant or other right to acquire shares of Capital Stock of such Person or any Subsidiary of such Person or any of its Restricted Subsidiaries, in each case other than pursuant to the cashless exercise of options, (iii) any Investment (other than a Permitted

Investment) made by such Person and (iv) any redemption, defeasance, repurchase or other acquisition or retirement for value prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Indebtedness of such Person; PROVIDED, that the term "Restricted Payment" does not include the payment of a dividend or other distribution by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock.

          "Restricted Subsidiary" of any Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 under the Securities Act (or any successor provision) as it may be amended from time to time.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Rule 144A Securities" means the Securities purchased by the Initial Purchasers from the Company pursuant to the Purchase Agreement, other than the Initial Regulation S Securities.

          "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "Securities" means securities designated in the first paragraph of the recitals of the Company and includes the Exchange Securities.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Act Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon a Rule 144A Security or an Initial Regulation S Security.

          "Securities Offering" means the offering of $125,000,000 of 9_% Senior Subordinated Notes due 2008 by the Company pursuant to the Offering Memorandum.

          "Securities Payment" has the meaning set forth in Section 1202.

          "Security Registrar" and "Security Register" have the respective meanings specified in Section 306.

          "Senior Indebtedness" means the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for post-petition interest is allowed in such proceeding) on (i) Indebtedness of the Company created pursuant to the Credit Facility and all other obligations thereunder or under the notes, security documents, pledge agreements, Interest Hedge Agreements or other agreements or instruments executed in connection therewith, (ii) Indebtedness of the Company created pursuant to any vendor financing Incurred for the acquisition, construction or improvement by the Company or any Restricted Subsidiary of assets in the Wireless Communications Business, (iii) all other Indebtedness of the Company referred to in the definition of Indebtedness other than Clauses (iv), (vi) and (ix) thereof (and Clause (viii) thereof to the extent applicable to Indebtedness Incurred under Clauses (iv) and (vi) thereof), whether Incurred on or prior to the date of this Indenture, other than the Securities, and (iv) amendments, renewals, extensions, modifications, refinancings and refundings of any such Indebtedness; PROVIDED, HOWEVER, the following shall not constitute Senior Indebtedness: (A) any Indebtedness owed to a Person when such Person is a Restricted Subsidiary of the Company, (B) any Indebtedness which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Securities, (C) any Indebtedness Incurred in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this Clause (C) if the holder(s) of such Indebtedness or their representative and the Trustee shall have received an Officers' Certificate to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture) or (D) any Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company.

          "Senior Nonmonetary Default" has the meaning specified in Section
1203.

          "Senior Payment Default" has the meaning specified in Section 1203.

          "Special Interest" has the meaning specified in the form of the Securities set forth in Section 202.

          "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the date on which the principal of such Security or such installment of interest is due and payable.

          "Step-Down Date" has the meaning specified in the form of the Securities set forth in Section 202.

          "Step-Up" has the meaning specified in the form of the Securities set forth in Section 202.

          "Strategic Equity Investment" means an investment in Qualified Stock made by a Strategic Investor in an aggregate amount of not less than $50 million.

          "Strategic Investor" means a Person (other than an Affiliate of the Company or a Person who by virtue of such Investment becomes such an Affiliate) engaged in one or more Telecommunications Businesses with an equity market capitalization at the time such Person makes a Strategic Equity Investment in the Company in excess of $1 billion.

          "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Securities.

          "Subsidiary" of any Person means (i) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock (other than directors' qualifying shares) having ordinary Voting Power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such Voting Power by reason of the happening of any contingency, or any entity other than a corporation of which more than fifty percent (50%) of the outstanding ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (ii) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

          "Successor Company" has the meaning specified in Section 801.

          "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, or (iii) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in Clause (i) or (ii) above (in the case of this Clause (iii), however, in a manner consistent with the Company's manner of business on the date of this Indenture), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries is engaged on the date of this Indenture or has entered into agreements to engage in or to acquire a company to engage in or contemplate engaging in, as expressly set forth in the Offering Memorandum; PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Company's Board of Directors.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "U.S. Government Obligations" has the meaning specified in Section
1304.

          "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of any Person may designate any Restricted Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, such Person or any Restricted Subsidiary; PROVIDED that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such Person's PRO RATA interest in the Fair Market Value of the net assets of such Subsidiary at the time of such designation would be permitted as an investment under Section 1011. The Board of Directors of any Person may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of such Person, PROVIDED that immediately after giving effect to such designation (x) such Person would be permitted to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 1008 and (y) no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing. Any such designation by the Board of Directors shall be evidenced by a Board Resolution submitted to the Trustee. Wireless Alliance shall be deemed an Unrestricted Subsidiary as of the date of this Indenture and shall thereafter remain an Unrestricted Subsidiary unless and until designated by the Board of Directors of the Company as a Restricted Subsidiary in accordance with the terms of this Indenture.

          "Voting Power" of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          "Wireless Communications Business" means any business substantially related to the ownership, development, operation or acquisition of wireless communications services permitted under the Federal Communications Commission's ("FCC") Commercial Mobile Radio Services rules (and the related provisions of the FCC's Public Mobile Services and Personal Communications Services rules), and other related telecommunications business services.


SECTION 102.    COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as in its reasonable judgment is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.    FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.    ACTS OF HOLDERS; RECORD DATE.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


SECTION 105.    NOTICES, ETC., TO TRUSTEE AND COMPANY.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Trust Officer, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company,
     Attention: Chief

     Executive Officer, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.    NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for communication with or notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.    CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of this Indenture shall be deemed to apply.


SECTION 108.    EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.    SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 110.   SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.   BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness (subject to Article Thirteen hereof) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 112.   GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.


SECTION 113.   LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be if such payment is made on such next succeeding Business Day.

SECTION 114.   COUNTERPARTS.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.


                                     ARTICLE TWO

                                    SECURITY FORMS

SECTION 201.   FORMS GENERALLY.

          The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          The Rule 144A Securities shall initially be represented by one or more Securities in registered, global form without coupons (collectively, the "Restricted Global Security"). The Initial Regulation S Securities shall initially be represented by one or more Securities in registered, global form without interest coupons (collectively, the "Regulation S Global Security" and, together with the restricted Global Security, the "Global Securities"). The Global Securities shall be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Prior to the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Security may only be held through Euroclear or CEDEL (as indirect participants in DTC), unless exchanged for interests in the Restricted Global Security in accordance with the transfer and certification requirements described in this Indenture.


SECTION 202.   FORM OF FACE OF SECURITY.

          Rule 144A Securities and the Initial Regulation S Securities (including beneficial interests in the Global Securities and, subject to Section 306(c), their Successor

Securities) shall be subject to certain restrictions on transfer and shall bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE AND THE SECURITIES REGISTRAR, AS APPLICABLE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE, THE TRANSFER AGENT AND THE SECURITIES REGISTRAR, AS APPLICABLE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES"

AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

          [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

          [IF THE SECURITY IS A GLOBAL SECURITY AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

9 5/8 % [SERIES B]. SENIOR SUBORDINATED NOTES DUE 2008

No. ________        $________

[If Restricted Global Security - CUSIP Number __________]
[If Regulation S Global Security - CUSIP Number __________]
[If Non-Global Security - CUSIP Number __________]

          Rural Cellular Corporation, a corporation duly organized and existing under the laws of Minnesota (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ___________ Dollars [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- , or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $175,000,000 in the aggregate at any time) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on May 15, 2008, and to pay interest in cash thereon from May 14, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing November 15, 1998, at the rate of 9 5/8% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 10 5/8% per annum on any overdue principal and premium, if any, and on any overdue installment of interest until paid [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT --, PROVIDED that if
(i) the Company has not filed an Exchange Registration Statement under the Securities Act registering a security substantially identical to this Security for distribution pursuant to an Exchange Offer or, if applicable, a Resale Registration Statement registering this Security for resale, in either case on or prior to the 90th day following the Issue Date, (ii) either the Exchange Registration Statement or, if applicable, the Resale Registration Statement has not become or been declared effective within 120 days following the Issue Date,
(iii) the expiration of the Exchange Offer has not occurred within 45 days after the date on which the Exchange Registration Statement has become or been declared effective initially or (iv) either the Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted pursuant to the agreement referred to below) without being succeeded immediately by an additional registration statement filed and declared effective, in each case (i) through (iv) upon the terms and conditions set forth in the Notes Exchange and Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"; PROVIDED that no more than one Registration Default shall be deemed to be in effect at any one time), then interest will accrue (in
---------------------------
1/ Include only for Exchange Securities addition to the stated interest on this Security) (the "Step-Up") at a rate of 0.5% per annum on the principal amount of the Securities for the period from the occurrence of the Registration Default until such time (the
"Step-Down Date") as no Registration Default is in effect. Special Interest
(as defined below) shall be payable in cash semi-annually in arrears on each May 15 and November 15. For each 90-day period that the Registration Default continues, the per annum rate of such Special Interest shall increase (each such increase, an "Additional Step-Up") by an additional 0.5% per annum, PROVIDED that the sum of the Step-Up and all Additional Step-Ups shall in no event exceed 2.0% per annum in the aggregate. On the Step-Down Date the interest rate will be restored to its initial rate. The Company shall provide the Trustee with written notice of the date of any Registration
Default and the Step-Down Date. Interest accruing as a result of the Step-Up or an Additional Step-Up is referred to herein as "Special Interest."] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT --, PROVIDED that any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                         RURAL CELLULAR CORPORATION

[Seal]

                         By:
                            ----------------------------
                              Name:
                              Title:
Attest:


------------------------
Name:
Title:


SECTION 203.   FORM OF REVERSE OF SECURITY.

          This Security is one of a duly authorized issue of securities of the Company designated as its 9 5/8 % [Series B](1) Senior Subordinated Notes due 2008 (herein called the "Securities"), limited in aggregate principal amount to $175,000,000, issued and to be issued under an Indenture, dated as of May 14, 1998 (herein called the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          After May 15, 2003, the Securities may be redeemed at any time at the option of the Company, in whole or from time to time in part, at the following

------------------------
(1)  Include only for Exchange Securities.

Redemption Prices (expressed as percentages of the principal amount thereof). If redeemed during the 12-month period beginning May 15 of the years indicated,


              Year                               Redemption
              ----                                  Price
                                                 ----------

              2003                                104.813%
              2004                                103.208%
              2005                                101.604%
              2006 and thereafter                 100.000%

together in the case of any such redemption with accrued interest to but excluding the Redemption Date, but any interest installment whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          Notwithstanding the foregoing, at any time prior to May 15, 2001, the Company may redeem up to 25% of the aggregate principal amount of Securities actually issued under the Indenture from the net cash proceeds of a Qualifying Event at a Redemption Price equal to 109.625% of the aggregate principal amount thereof, together with accrued and unpaid interest to but excluding the Redemption Date; PROVIDED, that at least $90 million in aggregate principal amount of Securities remains outstanding immediately following such redemption. Any such redemption must be made within 30 days after the related Qualifying Event.

          Notice of any optional redemption of any Securities (or portion thereof) will be given to the Holders at their addresses appearing in the Security Register not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption shall state the Redemption Date, the Redemption Price, if less than all the Outstanding Securities are to be redeemed, principal amounts of the particular Securities to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Security to be redeemed and the place or places where such Securities are to be surrendered for payment of the Redemption Price. If less than all of the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by such method as the Trustee deems fair and appropriate.

          The Securities do not have the benefit of any sinking fund obligations.

          In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared or automatically become due and payable in the manner and with the effect provided in the Indenture.

          The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales (ii) net proceeds of the sale of the Securities have not been applied to the purchase of assets in the Atlantic Acquisition, or (iii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for Securities.

          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or at the office or agency of the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months[IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT-- ; PROVIDED, HOWEVER, that any Special Interest shall be computed on the basis of a 365- or 366- day year, as the case may be, and the number of days actually elapsed].

          All terms used in this Security which are not defined herein but which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1015,1016 or 1017 of the Indenture, check the box:

          / /

          If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1015, 1016 or 1017 of the Indenture, state the amount: $_______


Dated:              Your Signature:
                                   --------------------------------
                                   (Sign exactly as name appears on
                                   the other side of this Security)


Signature Guarantee:
                    ------------------------------
                    (Signature must be guaranteed
                    by a member firm of the New York
                    Stock Exchange or a commercial
                    bank or trust company)


SECTION 204.   FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the Securities referred to in the within-mentioned Indenture.


                         Norwest Bank Minnesota, National Association, as Trustee


                         By:                       ,
                            -----------------------
                              Authorized Officer

                               ARTICLE THREE

                               THE SECURITIES

SECTION 301.   TITLE AND TERMS.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $175,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 304, 305, 306, 307, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section 1015, 1016 or 1017.

          Subject to Section 303, the Trustee shall authenticate Securities for original issue on the date of this Indenture in the aggregate principal amount of $125,000,000 (the "Original Securities"). With respect to any securities issued after the date of this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to this Indenture), there shall be established in or pursuant to a resolution of the Board of Directors of the Company, and subject to Section 303, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities ("Additional Securities"):

               (1) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture (which shall not be less than $25,000,000);

               (2) the issue price and issuance date of such Securities that may be authenticated and delivered under this Indenture (PROVIDED, HOWEVER, that such Additional Securities shall be required to be issued with the same amount of original issue discount for federal income tax purposes, if any, as applicable to an other Securities previously issued); and

               (3) that such Additional Securities shall be issuable in the same form as the then Outstanding Securities (i.e., as either a Global Security or as non-Global Securities and, if the Exchange Securities have been issued, as Exchange Securities) and having the same terms as the then Outstanding Securities and the same depositaries.

          The Original Securities shall be known and designated as the "9 5/8% Senior Subordinated Notes due 2008" and the Exchange Securities shall be known and designated as the "9 5/8% Series B Senior Subordinated Notes due 2008," in each case, of the Company. Their Stated Maturity shall be May 15, 2008 and they shall bear interest at the rate of 9 5/8% per annum, from May 14, 1998 or from the most recent Interest Payment Date to which interest has been paid in cash or duly provided for, as the case may be, payable semi-annually on May 15 and November 15, commencing on November 15, 1998, to the Holders of record on the immediately preceding May 1 and November 1, until the principal thereof is paid or made available for payment; PROVIDED, HOWEVER, with respect to Original Securities, that if a Registration Default occurs (provided that no more than one Registration Default shall be deemed to be in effect at any one time), then a Step-Up will occur for the period from the occurrence of the Registration Default until the Step-Down Date and, PROVIDED, FURTHER, that for each 90-day period that the Registration Default continues, an Additional Step-Up shall occur, PROVIDED that the sum of the Step-Up and all Additional Step-Ups shall in no event exceed 2.0% per annum in the aggregate. On the Step-Down Date the interest rate will be restored to its initial rate. The Company shall provide the Trustee with written notice of the date of any Registration Default and the Step-Down Date. The interest so payable, and punctually paid or duly provided for in respect of any Security, on any Interest Payment Date will, as provided in this Indenture, be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Accrued Special Interest, if any, shall be paid in cash in arrears semiannually on May 15 and November 15 in each year and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed and computed as provided in
Section 311.

          The principal of (and premium, if any) and interest on the Securities shall be payable at the Corporate Trust Office or at the office or agency of the Company in the City and State of New York maintained for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1015, 1016 and 1017.

          The Securities shall be redeemable as provided in Article Eleven.

          The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

          The Securities shall be subject to defeasance at the option of the Company as provided in Article Thirteen.


SECTION 302.   DENOMINATIONS.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiples thereof.

SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary, one of its Assistant Secretaries or its Chief Financial Officer. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Company may deliver Exchange Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Securities and a like principal amount of Original Securities for cancellation in accordance with Section 310 of this Indenture, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. Prior to authenticating such Exchange Securities, and accepting any additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, if requested, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating in substance

          (a) that all conditions hereunder precedent to the authentication and delivery of such Exchange Securities have been complied with and that such Exchange Securities, when such Securities have been duly authenticated and delivered by the Trustee (and subject to any other conditions specified in such Opinion of Counsel), have been duly issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (b) that the issuance of the Exchange Securities in exchange for Original Securities has been effected in compliance with the Securities Act.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.


SECTION 304.   TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to
Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 305.   GLOBAL SECURITIES.

          (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (iii) the Company executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iv) pursuant to the following sentence. All or any portion of a Global Security may be exchanged for a Security that has a like aggregate principal amount and is not a Global Security, upon 20 days' prior request made by the Depositary or its authorized representative to the Trustee.

          (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or
(ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 305(b) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three, Section 906, 1015, 1016, 1017 or 1108 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

          (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.


SECTION 306.   REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY;
                 CERTAIN TRANSFERS AND EXCHANGES; SECURITIES ACT LEGENDS.

          (a) REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. Such Security Register shall distinguish between Original Securities and Exchange Securities.

          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

        At the option of the Holder, Securities may be exchanged for new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid Obligations of the Company, evidencing the same debt, and (except for the differences between Original Securities and Exchange Securities provided for herein) entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 305, 306, 906, 1015, 1016, 1017 or 1108 not involving any transfer.

        The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

        (b) CERTAIN TRANSFERS AND EXCHANGES. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 306(b) shall be made only in accordance with this
Section 306(b).

        (i   EXCHANGES BETWEEN THE RESTRICTED GLOBAL SECURITY AND THE
     REGULATION S GLOBAL SECURITY.   (A)   Beneficial interests in the
     Restricted Global Security may be exchanged for beneficial interests in the Regulation S Global Security and vice versa only in connection with a transfer of such interest. Such transfers are subject to compliance with the certification requirements described below.

        (B   A beneficial interest in the Restricted Global Security may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only upon receipt by the Trustee of a written certification on behalf of the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.


        (C   Prior to the expiration of the Distribution Compliance Period, a beneficial interest in the Regulation S Global Security may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Security only upon receipt by the Trustee of a written certification on behalf of the transferor to the effect that such transfer is being made to a person who the transferor reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction complying with Rule 144A and any applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Distribution Compliance Period, this certification requirement shall no longer apply to such transfers.

          (D   Any beneficial interest in one of the Global Securities that is exchanged for an interest in the other Global Security shall cease to be an interest in such Global Security and shall become an interest in the other Global Security. Accordingly, such interest shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

          (E   A beneficial interest in a Global Security may not be exchanged for a Security in certificated form unless (1) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depositary, (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (3) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Securities. In all cases, certificated Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Security issued in exchange for an interest in a Global Security shall bear the legend restricting transfers that is borne by such Global Security. Any such exchange of a beneficial interest in the Regulation S Global Security for a beneficial interest in the Restricted Global Security or vice versa will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdrawal at Custodian ("DWAC") system.

        (ii EXCHANGES OF BOOK-ENTRY SECURITIES FOR CERTIFICATED SECURITIES. A beneficial interest in a Global Security may not be exchanged for a Security in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depository, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Securities. In all cases, certificated Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Security issued in exchange for an interest in a Global Security shall bear the legend restricting transfers that is borne by such Global Security. Any such exchange shall be effected only through the DWAC System and an appropriate adjustment shall be made in the records of the Security Register to reflect a decrease in the principal amount of the relevant Global Security.

        (c) SECURITIES ACT LEGENDS. Rule 144A Securities and their respective Successor Securities shall bear a Securities Act Legend, and Initial Regulation S Securities and their Successor Securities shall bear a Securities Act Legend, subject to the following:

        (i   subject to the following Clauses of this Section 306(c), a
     Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

        (ii subject to the following Clauses of this Section 306(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security;

        (iii     Registered Securities shall not bear a Securities Act
     Legend;

        (iv a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

        (v   notwithstanding the foregoing provisions of this Section 306(c), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Securities Act Legend in exchange for such Successor Security as provided in this Article Three.


SECTION 307.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

        If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or Stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

        Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been held by such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (3 The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (4 The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Security.


  SECTION 309. PERSONS DEEMED OWNERS.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


SECTION 310.   CANCELLATION.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase, pursuant to
Section 1015, 1016 or 1017, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 310, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall (subject to the record-retention requirements of the Exchange Act) be disposed of as directed by a Company Order.


SECTION 311.   COMPUTATION OF INTEREST.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months; PROVIDED, HOWEVER, that any Special Interest on Original Securities shall be computed on the basis of a 365- or 366-day year, as the case may be, and the number of days actually elapsed.


                         ARTICLE FOUR

                  SATISFACTION AND DISCHARGE

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article Twelve hereof), when

          (1   either

             (A   all Securities theretofore authenticated and delivered
          (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and
          (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 1003) have been delivered to the Trustee for cancellation; or

              (B all such Securities not theretofore delivered to the Trustee for cancellation

                    (i   have become due and payable, or

                    (ii  will become due and payable at their Stated Maturity
                 within one year, or

                    (iii are to be called for redemption within one year
                 under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided that relate to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the Obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.   APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


                         ARTICLE FIVE

                           REMEDIES

SECTION 501.   EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1   failure to pay the principal of (or premium, if any, on) any
     Security at its Maturity; or

          (2   failure to pay any interest upon any Security for a period of 30 days or more after it becomes due and payable; or

          (3   failure to Offer to Purchase or, on the applicable Purchase Date, to purchase Securities required to be purchased by the Company pursuant to
     Section 1015, 1016 or 1017; or

          (4   failure to perform or comply with, or breach of, Article Eight;
     or

          (5   failure to perform, or breach of, any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 501 specifically addressed), and continuance of such failure or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (6   a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Indebtedness by the Company or any Restricted Subsidiary of the Company or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Indebtedness of such type by the Company or any such Restricted Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $5 million, whether such Indebtedness now exists or shall hereafter be created, which default or defaults result in the acceleration of the payment of such Indebtedness or shall constitute a failure to pay any portion of the principal of such Indebtedness at maturity after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

        (7   a final judgment or final judgments for the payment of money are entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $5 million, which judgments remain undischarged, unstayed or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal has expired; or

        (8   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Restricted Subsidiary or of any substantial part of the property of the Company or any such Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (9 the commencement by the Company or any Restricted Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary of the Company, or the filing by the Company or any such Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary of the Company or of any substantial part of the property of the Company or any Restricted Subsidiary of the Company, or the making by the Company or any Restricted Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Restricted Subsidiary in furtherance of any such action.


SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default (other than an Event of Default specified in Section 501(8) or (9)) shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (and premium, if any) and any accrued interest shall become immediately due and payable. If an Event of Default specified in Section 501(8) or (9) occurs, the principal of (and premium, if any) and any accrued interest on the Securities then Outstanding shall IPSO FACTO become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration has been made and before a judgment or decree based on acceleration for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if

          (1 the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A  all overdue interest on all Securities,

               (B the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities,

               (C to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Securities, and

               (D all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2 all Events of Default, other than the nonpayment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if

          (1 default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2 default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company shall, upon demand of the Trustee, and subject to Article Twelve, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and, subject to Article Twelve, to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and Counsel, and any other amounts due the Trustee under Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.


SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.   APPLICATION OF MONEY COLLECTED.

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 607; and

          SECOND: To the extent provided in Article Twelve, to the holders of Senior Indebtedness in accordance with Article Twelve; and

          THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 507.   LIMITATION ON SUITS.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1 such Holder has previously given written notice to the Trustee of an Event of Default;

          (2 the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3 such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and

          (4 no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever, by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508.   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL  PREMIUM AND
                 INTEREST.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, on or after such respective dates and such rights shall not be impaired without the consent of such Holder.


SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.   DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.   CONTROL BY HOLDERS.

          The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed might involve the Trustee in personal liability or if the

     Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interest of holders of the Securities not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.


SECTION 513.   WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.   UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act. This Section 514 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 508 or a suit by the Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 515.   WAIVER OF STAY OR EXTENSION LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture;

  and the Company (to the extent that it may   lawfully do so) hereby
  expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                         ARTICLE SIX

                         THE TRUSTEE

SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) The duties and responsibilities of the Trustee shall be as provided in this Indenture and by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If a default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

          (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (1)  this Section 601(b) does not limit the effect of
          Section 603;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512.

  SECTION 602. NOTICE OF DEFAULTS.

          The Trustee shall give the Holders notice of any default hereunder within 90 days after the occurrence thereof as and to the extent provided by the Trust Indenture

Act. For the purpose of this Section 602, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. Except in the case of a default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Securities, the Trustee may withhold the notice to the Holders if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders.


SECTION 603.   CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Section 601:

          (a) except during the continuance of a default or an Event of Default the Trustee shall undertake to perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee;

          (b) except during the continuance of a default or an Event of Default, in the absence of bad faith in its part, the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers' Certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (c) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

          (d) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (e) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

          (j) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise provided herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company; and

          (k) except for (i) a default under Sections 501(1), (2) or (3) hereof, or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 605.   MAY HOLD SECURITIES.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.   MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.   COMPENSATION AND REIMBURSEMENT.

          The Company agrees

          (1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including costs of collection (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section 607 shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) and interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.


SECTION 608.   DISQUALIFICATION; CONFLICTING INTERESTS.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Neither the Company nor any Person directly or indirectly controlling, or controlled by, or under common control with the Company shall serve as the Trustee.


SECTION 609.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or in the case of a Person included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50 million and its Corporate Trust Office in New York City or Minneapolis. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.


SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least 6 months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 611.        ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.


SECTION 612.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. APPOINTMENT OF AUTHENTICATING AGENT.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 307, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or in the case of a corporation included in a bank holding company system, the related bank holding company having) a combined capital and surplus of not less than $50 million and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this
Section 614.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the Corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

          If an appointment is made pursuant to this Section 614, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Securities described in the within-mentioned Indenture.



                    Norwest Bank Minnesota, National Association,
                       As Trustee



                    By:_______________________________________,
                         As Authenticating Agent



                    By:_______________________________________,
                         Authorized Officer


                        ARTICLE SEVEN

      HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee

          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.   REPORTS BY TRUSTEE.

          (a) The Trustee shall transmit to the Holders such reports required pursuant to the Trust Indenture Act as promptly as practicable after each June 15 and beginning on June 15, 1998, or at such other time as may be provided in the Trust Indenture Act, in the manner provided in the Trust Indenture Act.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.


  SECTION 704. REPORTS BY COMPANY.

          The Company shall file with the Commission, and provide to the Trustee and the Holders, annual reports and such other information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; PROVIDED that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file with the Commission if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.


                        ARTICLE EIGHT

     CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.   COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS.

          The Company (a) shall not consolidate with or merge into any other Person; (b) shall not permit any other Person to consolidate with or merge into the Company; and (c) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person; UNLESS, in any such transaction:

          (1) immediately after giving effect to such transaction and treating any Indebtedness Incurred by the Company or a Restricted Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

          (2) (x) the Company is the surviving entity or (y) in the case the Company shall consolidate with or merge into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety (for purposes of this Article Eight, a "Successor Company") shall be a corporation, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or, if applicable, the Successor Company shall be equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (4) immediately after giving effect to such transaction, and treating any Indebtedness Incurred by the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred at the time of such transaction, the Company or the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under Section 1008; and

          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers' Certificate, setting forth the manner of determination of the Consolidated Net Worth and the ability to Incur Indebtedness in accordance with Clause (4) of
       Section 801, the Company or, if applicable, of the Successor Company as required pursuant to the foregoing.


SECTION 802.   SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 801, the successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                         ARTICLE NINE

                   SUPPLEMENTAL INDENTURES

SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to secure the Securities pursuant to the requirements of Section 1013 or otherwise; or

          (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect.


SECTION 902.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this

Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any instalment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, the principal of, or any premium or the interest on any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date), or

          (2) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required to amend this Indenture or for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3)  modify any of the provisions of this Section 902, Section 513 or
       Section 1019, except to increase any percentage specified in any such provision or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

          (4) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Holders, or

          (5) following the mailing of an Offer with respect to an Offer to Purchase pursuant to Sections 1015, 1016 or 1017, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder, or

          (6)  modify any of the provisions of Section 1010.

          Notice shall be given to all Holders and the Trustee at least 10 Business Days prior to the adoption of any proposed amendment pursuant to this
Section 902.  It shall not be necessary for any Act of Holders under this
Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized pursuant to, is permitted by, and that all conditions precedent have been met under, this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES.

        Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article Twelve in any manner which might terminate or impair the rights of the Senior Indebtedness pursuant to such subordination provisions.


SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT.

        Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.


SECTION 906.   REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


SECTION 907.   NOTICE OF SUPPLEMENTAL INDENTURE.

        Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.

                         ARTICLE TEN

                          COVENANTS

SECTION 1001.     PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

        The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.


SECTION 1002.     MAINTENANCE OF OFFICE OR AGENCY.

        The Company will maintain in the Borough of Manhattan, New York City, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, New York City) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.     MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents, other than the Company, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit to such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

        (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

        (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

        (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.     EXISTENCE.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1005.     MAINTENANCE OF PROPERTIES.

        The Company will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Company in good faith, desirable in the conduct of its business or the business of any such Restricted Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1006.     PAYMENT OF TAXES AND OTHER CLAIMS.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (l) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007.     MAINTENANCE OF INSURANCE.

          The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.


SECTION 1008.     LIMITATION ON CONSOLIDATED INDEBTEDNESS.

          The Company shall not, and shall not permit its Restricted Subsidiaries to, Incur any Indebtedness, except that the Company may Incur Indebtedness if (x) there exists no Event of Default or an event which with notice or lapse of time or both would become an Event of Default immediately prior and subsequent thereto, and (y) after giving effect thereto, the Company's Annualized Operating Cash Flow Ratio on a pro forma basis (calculated on the assumption that such Indebtedness had been incurred on the first day of the applicable Reference Period), would have been less than:

                           FOR THE PERIOD                RATIO
                           --------------                -----
                   Prior to January 1, 2000........   9.0 to 1.0;
                   Thereafter......................   8.0 to 1.0.

        Notwithstanding the foregoing paragraph, if there exists no Event of Default or an event which with notice or lapse of time or both would become an Event of Default immediately prior and subsequent thereto, the Company and/or any Restricted Subsidiary of the Company, as the case may be, may Incur the following Indebtedness (other than the Indebtedness evidenced by the Exchange Debentures) without regard to the foregoing limitations:

        (i) Indebtedness evidenced by the Securities on the date of this Indenture;

        (ii) the Incurrence by the Company of (x) prior to the date of the consummation of the Atlantic Acquisition, Indebtedness Incurred under the Existing Credit Facility in an aggregate principal amount not to exceed $160 million at any time outstanding, reduced by repayments and permanent reductions thereof due to application of Net Cash Proceeds set forth in
     Section 1015; PROVIDED, HOWEVER, that if such Indebtedness is repaid with the net proceeds of the sale of the Securities pursuant to Section 1016, no Indebtedness in excess of $30 million in the aggregate at any time outstanding may be Incurred thereunder except for Indebtedness whose proceeds are applied by the Company for the sole purpose of funding a repurchase of the Securities pursuant to Section 1016; and (y) on and after the date of the consummation of the Atlantic Acquisition, Indebtedness Incurred under the New Credit Facility in an aggregate principal amount not to exceed $300 million at any time outstanding, reduced by repayments and permanent reductions thereof due to the application of Net Cash Proceeds as set forth in Section 1015;

       (iii) Indebtedness of the Company or any Restricted Subsidiary of the Company owing to the Company or any Restricted Subsidiary of the Company ("Intercompany Indebtedness"); PROVIDED that (A) in the case of any such Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Holders' rights pursuant to the Securities to the same extent as the Securities are subordinated to Senior Indebtedness and (B) if any event occurs that causes a Restricted Subsidiary to no longer be a Restricted Subsidiary, then this Clause
     (iii) shall no longer be applicable to such Indebtedness of that Restricted Subsidiary;

        (iv) Indebtedness of the Company or any Restricted Subsidiary of the Company to renew, extend, refinance or refund any Indebtedness of the Company or such Restricted Subsidiary outstanding or committed on the date of renewal, extension, refinancing or refunding other than Indebtedness Incurred pursuant to Clause (ii) or (iii); PROVIDED, HOWEVER, that such Indebtedness does not exceed the principal amount of outstanding or committed Indebtedness so renewed, extended, refinanced or refunded plus financing fees and other expenses associated therewith; and PROVIDED FURTHER, HOWEVER, that (a) such renewing, extending, refinancing or refunding Indebtedness shall not have a final maturity and shall not have any other mandatory repayments or redemptions prior to or in amounts greater than those of the Indebtedness being renewed, extended, refinanced or refunded, (b) in the case of any refinancing or refunding of Indebtedness that ranks PARI PASSU in right of payment to the Securities, the refinancing or refunding Indebtedness ranks PARI PASSU or is subordinated in right of payment to the Securities, and, in the case of any refinancing or refunding of Indebtedness subordinated to the Securities, the refinancing or refunding Indebtedness ranks subordinate in right of payment to the Securities to substantially the same extent as the Indebtedness refinanced or refunded and (c) no Restricted Subsidiary of the Company shall be permitted to refinance any Indebtedness of the Company;

        (v) Indebtedness Incurred by the Company or any Restricted Subsidiary of the Company under Interest Hedge Agreements to hedge interest on permitted Indebtedness, PROVIDED, that the notional principal amount of any such Interest


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

     Hedge Agreements does not exceed the principal amount of Indebtedness to which such Interest Hedge Agreements relate;

        (vi) Indebtedness of any Restricted Subsidiary of the Company which does not exceed $30 million in the aggregate for all such Restricted Subsidiaries at any time outstanding (excluding any Intercompany Indebtedness or Acquired Indebtedness permitted to be Incurred under this Indenture), PROVIDED that after giving effect thereto on a pro forma basis the Company's Annualized Operating Cash Flow Ratio is less than 7.5 to 1.0 and the Adjusted Annualized Operating Cash Flow Ratio of such Restricted Subsidiary is less than 5.0 to 1.0;

        (vii) any guarantee by any Restricted Subsidiary of any Indebtedness Incurred under the Existing Credit Facility or New Credit Facility in compliance with this Section 1008;

        (viii) Acquired Indebtedness, PROVIDED that on a pro forma basis after giving effect to the Incurrence of such Indebtedness, the Company shall be able to Incur $1.00 of additional Indebtedness pursuant to the provisions described under the first paragraph of this Section 1008;

        (ix) Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business;

        (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guaranties of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

        (xi) Indebtedness of the Company or any Restricted Subsidiary, other than Indebtedness permitted pursuant to Clauses (i) through (x) above, which does not exceed $10 million at any time outstanding or committed.


SECTION 1009.  LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

        The Company shall not permit any Restricted Subsidiary of the Company to create or issue any Preferred Stock except:


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

        (i)    Preferred Stock outstanding on the date of this Indenture;

        (ii) Preferred Stock issued to and held by the Company or any Wholly Owned Restricted Subsidiary of the Company;

        (iii) Preferred Stock issued by a Person prior to the time such Person became a direct or indirect Restricted Subsidiary of the Company; and

        (iv) Preferred Stock issued by a Restricted Subsidiary the proceeds of which are used to refinance outstanding Preferred Stock of a Restricted Subsidiary, provided that (a) the liquidation value of the refinancing Preferred Stock does not exceed the liquidation value so refinanced plus financing fees and other expenses associated with such refinancing and (b) such refinancing Preferred Stock has no mandatory redemptions prior to (and in no greater amounts than) the Preferred Stock being refinanced.


SECTION 1010.     LIMITATION ON CERTAIN INDEBTEDNESS.

        The Company shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless the Indebtedness so Incurred is either PARI PASSU or subordinate in right of payment to the Securities.


SECTION 1011.     LIMITATION ON RESTRICTED PAYMENTS.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any Restricted Payments, unless after giving effect thereto:

        (1) no Event of Default or event that with notice or lapse of time or both would become an Event of Default shall have occurred and is continuing;

        (2) the Company would be permitted to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 1008; and

        (3) the aggregate of all Restricted Payments made on or after the date of this Indenture does not exceed the sum of

             (A) Cumulative Operating Cash Flow less 1.75 times Cumulative Interest Expense;

             (B) 100% of the aggregate Qualified Capital Stock Proceeds of the Company after the date of this Indenture; and


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

             (C) 100% of the cash proceeds received from an Unrestricted Subsidiary to the extent of Investments (other than Permitted Investments) made in such Unrestricted Subsidiary since the date of this Indenture.

        The foregoing provision shall not be violated, so long as no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing (other than in the case of Clause (ii)), by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision; (ii) any refinancing of any Indebtedness otherwise permitted under Clause (ii) or (iv) of Section 1008; (iii) the issuance of the Exchange Debentures in exchange for the Exchangeable Preferred Stock in accordance with the terms of the Exchangeable Preferred Stock, PROVIDED that after giving effect thereto the Company the Company's Annualized Operating Cash Flow Ratio on a pro forma basis (calculated on the assumption that such Indebtedness had been Incurred on the first day of the applicable Reference Period), would have been less than 7.0 to 1.0; (iv) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries, (v) the redemption, defeasance, repurchase or other acquisition or retirement of any Capital Stock of the Company or any Subordinated Indebtedness prior to its scheduled maturity either in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company and
(vi) Restricted Payments, in addition to Restricted Payments permitted pursuant to Clauses (i) through (v) of this paragraph, not in excess of $10 million in the aggregate after the date of this Indenture. The payments described in Clauses (i), (iii), (v) (provided the proceeds of the sale of the Qualified Capital Stock referred to in such Clause constitute Qualified Capital Stock Proceeds) and (vi) of this paragraph shall constitute Restricted Payments for the calculation under the first paragraph of this Section 1011.


SECTION 1012. LIMITATIONS CONCERNING DISTRIBUTIONS AND TRANSFERS BY RESTRICTED SUBSIDIARIES.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual restriction or prohibition on the ability of any Restricted Subsidiary of the Company to (i) pay, directly or indirectly, dividends on, or make any other distributions in respect of, its Capital Stock, or any other ownership interest or participation in, or measured by, its profits, to the Company or any Restricted subsidiary of the Company or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company.

          Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such restriction or prohibition
(a) pursuant to this Indenture, the Existing Credit Facility, any other agreement in effect on the date of this Indenture or, if executed and delivered, the Exchange Indenture, PROVIDED that any such restriction or prohibition in the Exchange Indenture is no more restrictive than that contained in this Indenture, (b) pursuant to an agreement relating to any Indebtedness of such Restricted Subsidiary which was outstanding or committed prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary of the Company other than in anticipation of becoming a Restricted Subsidiary; PROVIDED, that such restriction or prohibition shall not apply to any property or assets of the Company or any Restricted Subsidiary other than the property or assets of such Restricted Subsidiary and its Subsidiaries,
(c) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of any agreement described in Clauses (a) and (b) above, PROVIDED, HOWEVER, that the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such restriction or prohibition are no more restrictive in any material respect than the provisions contained in the agreement which is the subject thereof (it being understood that for purposes of this Clause (c) the New Credit Facility is deemed to be a refinancing of the Existing Credit Facility), (d) existing under or by reason of applicable law, (e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in Clause (iii) of this Section 1012, (g) restrictions of the type referred to in Clause (iii) of this Section 1012 contained in security agreements securing Indebtedness of a Restricted Subsidiary of the Company to the extent that such Liens were otherwise Incurred in accordance with Section 1013 and restrict the transfer of property subject to such agreements, or (h) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.


SECTION 1013.     LIMITATIONS ON LIENS.

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness that ranks in right of payment PARI PASSU with or subordinate to the Securities without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities (i) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (ii) in the event such Indebtedness is Indebtedness of the Company or a Restricted Subsidiary which is subordinate in right of payment to the Securities prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

          The foregoing restrictions shall not apply to:

          (a) Liens existing in respect of any Indebtedness that exists on the date of this Indenture;

          (b) Liens in favor of the Company or Liens in favor of a Wholly Owned Restricted Subsidiary of the Company on the assets or Capital Stock of another Wholly Owned Restricted Subsidiary of the Company;

          (c) Liens to secure Indebtedness outstanding or committed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such Liens; PROVIDED, HOWEVER, that (I) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (II) such Lien does not extend to or cover any property other than such item of property or any improvements on such item and (III) the Incurrence of such Indebtedness is otherwise permitted by this Indenture;

        (d) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition);

        (e) Liens to secure Indebtedness to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing Clauses (a), (c) and (d) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under Clause (ii) or (iv) of Section 1008;

        (f) Liens on any Permitted Investment in Cooperative Bank Equity in favor of any Cooperative Banks; or
        (g) any other Liens in respect of any Indebtedness, which Indebtedness does not exceed $500,000 in the aggregate.


SECTION 1014.   LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any transaction involving aggregate consideration in excess of (a) $1 million, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with or to any Affiliate or Related Person of the Company (other than a Restricted Subsidiary), unless a majority of the disinterested members of the Board of Directors of the Company determines (which determination will be evidenced by a Board Resolution) that (i) such transaction is in the best interests of the Company or such Restricted Subsidiary and (ii) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those which might be obtained in arm's-length transactions with a third party at the time and (b) $5 million unless (in addition to the provisions of the foregoing Clause (a)) the Company receives a written opinion from an investment banking firm of national reputation to the effect that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; PROVIDED, that in the case of transactions entered into in the ordinary course of business involving the provision of telecommunication services by Affiliates or Related Persons of the Company (who are regularly engaged in the provision of telecommunications services) to the Company or any of its Restricted Subsidiaries (x) if the aggregate consideration involved is not in excess of $5 million, then Clause
(a) above shall be applicable but the good faith judgment of an officer of the Company shall be substituted for the requirement of a resolution of the Board of Directors of the Company and (y) if the aggregate consideration involved exceeds $5 million, Clause (b) above shall not be applicable but Clause (a) above shall be applicable.


SECTION 1015.     LIMITATION ON ASSET SALES AND SALES OF SUBSIDIARY STOCK.

        (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, in one transaction or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether owned on the date of this Indenture or thereafter acquired (an "Asset Sale") unless (a) such Asset Sale is for Fair Market Value, (b) at least 80% of the value of the consideration for such Asset Sale consists of (i) cash, (ii) the assumption by the transferee (and release of the Company or Subsidiary, as the case may be) of Senior Indebtedness or Indebtedness of the Company that ranks PARI PASSU in right of payment to the Securities or Indebtedness of such Restricted Subsidiary, or (iii) notes, obligations or other marketable securities (collectively "Marketable Securities") that are immediately converted into cash and (c) the Net Cash Proceeds therefrom are applied on or prior to the date that is 360 days after the date of such Asset Sale (i) to the repayment of Indebtedness under the Credit Facility (which payment permanently reduces the commitment thereunder) or (ii) to the repurchase of the Securities pursuant to an Offer to Purchase (an "Asset Sale Offer") described below or (iii) to an Investment in a Wireless Communications Business.

        Notwithstanding the foregoing paragraph:

        (i) any Restricted Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Restricted Subsidiary of the Company;

        (ii) the Company and its Restricted Subsidiaries may, in the ordinary course of business, (A) convey, sell, lease, transfer, assign or otherwise dispose of assets in the ordinary course of business provided that the consideration received reflects the Fair Market Value of such assets and (B) exchange assets for either assets or equity interests in Wireless Communications Businesses, PROVIDED that (I) the assets or equity interests have a Fair Market Value substantially equal to the assets exchanged, (II) the assets received by the Company are controlled by the Company with respect to voting rights and day-to-day operations, or the equity interests received by the Company represent a controlling interest in the total Voting Power and day-to-day operations of a Person that is the issuer of such equity interests, (III) there exists no Event of Default or event which with notice or lapse of time or both would become an Event of Default immediately prior and subsequent thereto, and (IV) immediately after giving effect to such transaction, the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 1008;

        (iii) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenants described in Article Eight;

        (iv) the Company and its Restricted Subsidiaries may (a) sell damaged, worn out or other obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business of the Company or any of its Restricted Subsidiaries or (b) abandon such property if it cannot, through reasonable efforts, be sold; and

        (v)  in addition to the Asset Sales permitted by the foregoing Clauses
     (i) through (iv), the Company and its Restricted Subsidiaries may consummate Asset Sales (other than in the case of Capital Stock of any Restricted Subsidiary of the Company) with respect to property, business or assets the Fair Market Value of which does not exceed $5 million in the aggregate after the date of this Indenture.

        The Company may defer an Asset Sale Offer until the accumulated Net
Cash Proceeds not applied to the uses set forth in Subsections (c)(i) or
(c)(iii) in the first paragraph of this Section 1015 exceeds $5 million. An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than 5 Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Securities required to be purchased pursuant to this Section 1015 (the "Asset Sale Offer Amount") at a purchase price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest to but excluding the date of the purchase or, if less than the Asset Sale Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased will be made in the same manner as interest payments are made.

        If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

        On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Securities tendered, and will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than 5 days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.


SECTION 1016.  LIMITATION ON USE OF PROCEEDS; PROCEEDS PURCHASE OFFER.

        All proceeds (net of underwriting discounts and commissions and other transaction expenses as set forth in the Offering Memorandum under the caption "Use of Proceeds") received by the Company from the Securities Offering shall be applied to the purchase of assets in the Atlantic Acquisition or, as set forth below, to repay indebtedness under the Existing Credit Facility pending such acquisition. Pending the consummation of the Atlantic Acquisition, all such proceeds shall be held by the Company in a separate account (held in cash or Cash Equivalents), except to the extent such proceeds are used to repay indebtedness under the Existing Credit Facility (which repayment out of such proceeds shall be permitted under this Indenture only if the banks thereunder or under the New Credit Facility, as applicable, unconditionally consent to allow an amount equal to the amount repaid from proceeds of the Securities Offering and any accrued and unpaid interest thereon to be reborrowed for the sole purpose of funding either (a) a repurchase of the Securities, and any accrued and unpaid interest thereon, pursuant to a Proceeds Purchase Offer (as defined below) or (b) the Atlantic Acquisition).

        In the event that all of the net proceeds of the sale of the Securities have not been so applied, directly or indirectly, to the purchase of assets in the Atlantic Acquisition within 120 days of the date of this Indenture, the Company shall make an Offer to

Purchase (a "Proceeds Purchase Offer") to all Holders of Securities to purchase, at a price equal to 101% of the principal amount thereof plus accrued interest to but excluding the purchase date, all Securities.

        If applicable, within 5 Business Days following the end of the 120-day period referred to above, the Company will mail a notice to each Holder setting forth the Proceeds Purchase Offer and offering to repurchase Securities pursuant to the procedures required in this Indenture and described in such notice.

        The Proceeds Purchase Offer will remain open for a period of 20
Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Proceeds Purchase Offer Period"). No later than 5 Business Days after the termination of the Proceeds Purchase Offer Period (the "Proceeds Purchase Date"), the Company will purchase all Securities tendered in response to the Proceeds Purchase Offer. Payment for any Securities so purchased will be made in the same manner as interest payments are made.

        If the Proceeds Purchase Date is on or after a Regular Record Date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Proceeds Purchase Offer.

        On or before the Proceeds Purchase Date, the Company will, to the extent lawful, accept for payment all Securities or portions thereof tendered, and will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 1016. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than 5 Business Days after the Proceeds Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Proceeds Purchase Offer on the Proceeds Purchase Date.

SECTION 1017.  CHANGE OF CONTROL.

        (a) Upon the occurrence of a Change in Control, each Holder of a Security shall have the right to have such Security repurchased by the Company on the terms and conditions set forth in this Section 1017 and this Indenture. The Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail to each Holder of Securities an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the Purchase Date (a "Change of Control Offer"). A Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than 5 Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Securities tendered in response to the Change of Control Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

        If the Change of Control Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

        On or before the Change of Control Purchase Date, the Company will, to the extent lawful, accept for payment all Securities or portions thereof tendered, and will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than 5 days after the Change of Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

        (b) "Change of Control" means (i) directly or indirectly a sale, transfer or other conveyance of all or substantially all the assets of the Company, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among the Company's Wholly Owned Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that any Person or group of Persons owns more than 50% of the total Voting Power entitled to vote in the election of directors, managers or trustees of the transferee entity immediately after such transaction, (ii) any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Power of the Company or
(iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

        (c) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-l thereunder, in connection with any Offer to Purchase (whether pursuant to Section 1015 or Section 1016 or this Section 1017).

SECTION 1018.  STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES.

        (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company has performed its obligations under this Indenture and whether or not the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, the period of existence thereof and the action that the Company proposes to take with respect thereto.

        (c) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any event which, with notice or the lapse of time


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or both, would constitute an Event of Default has come to their attention and, if such default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 1019.  WAIVER OF CERTAIN COVENANTS.

        The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 801, 1015 and 1017, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; PROVIDED, HOWEVER, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holders tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

SECTION 1020.  PROVISION OF FINANCIAL INFORMATION.

        If the Company at any time is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act (or any successor provisions) at any time while any Security constitutes a "restricted security" within the meaning of Rule 144, it will take all actions necessary to permit resales of the Original Securities (or any successor securities) to be made pursuant to Rule 144A, including furnishing to any holder of such a security (or a beneficial interest therein), or to any prospective purchaser designated by such holder, upon the request of such holder, such financial and other information as may be required to be delivered under paragraph (d) (4) of Rule 144A to permit such resales and such information that would be required if the Company were subject to the informational requirements of Sections 13 or 15(d) of the Exchange Act.

                      ARTICLE ELEVEN

                 REDEMPTION OF SECURITIES

SECTION 1101.  RIGHT OF REDEMPTION.

        Subject to Article Twelve, the Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at the Redemption Prices specified in the form of Security set forth in Article Two together with accrued interest to but excluding the Redemption Date.


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SECTION 1102.  APPLICABILITY OF ARTICLE ELEVEN.

        Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.


SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

        The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.


SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

        If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by prorating, as nearly as may be practicable, the principal amount of Securities to be redeemed. In any proration pursuant to this Section 1104, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper (and in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed) to the end that the principal amount of Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000.

        The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


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SECTION 1105.  NOTICE OF REDEMPTION.

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of securities to be redeemed, at his address appearing in the Security Register.

        All notices of redemption shall state:

        (1)  the Redemption Date,

        (2)  the Redemption Price,

        (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

        (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date and

        (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

        Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.


SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

        If a notice of redemption has been given as aforesaid, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with


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accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant
Record Dates according to their terms and the provisions of Section 308.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.


SECTION 1108.  SECURITIES REDEEMED IN PART.

        Any Security which is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                      ARTICLE TWELVE

               SUBORDINATION OF SECURITIES

SECTION 1201.  SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

        The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Twelve (subject to the provisions of Article Four and Article Thirteen), the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.


SECTION 1202.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

        In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment

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for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest on or other obligations in respect of the Securities or other Indebtedness of the Company that is PARI PASSU or subordinate in right of payment to the Securities or on account of any purchase or other acquisition of Securities or such other Indebtedness by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisition herein referred to, individually and collectively, as a "Securities Payment"), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.

        In the event that, notwithstanding the foregoing provisions of this
Section 1202, the Trustee or the Holder of any Security shall have received any Securities Payment before all Senior Indebtedness is paid in full or payment thereof has been provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee by delivery to the Trustee of any notice set forth in Section 1209 or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over or delivered forthwith by the Trustee (if any notice set forth in Section 1209 has been delivered to the Trustee) or by the Holder to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company (which may be the Administrative Agent) for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        For purposes of this Article Twelve only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as the Securities are so subordinated as provided in this Article Twelve. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in

Article Eight shall not be deemed a Proceeding for the purposes of this
Section 1202 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1203.  NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

        In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, or the maturity of any Senior Indebtedness shall have been accelerated, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness shall have been rescinded or annulled. "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

        In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from an Administrative Agent or, if there is no outstanding Designated Senior Indebtedness, any representative of a holder of Senior Indebtedness, no Securities Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness shall have been rescinded or annulled or the Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been discharged or (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Securities during any 360-day period and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this Section 1203, no Senior Nonmonetary Default that was known to the holders of Senior Indebtedness to exist or be continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by an Administrative Agent unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or an administrative agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.


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SECTION 1204.  PAYMENT PERMITTED IF NO DEFAULT.

        Nothing contained in this Article Twelve or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1202 or under the conditions described in Section 1203, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, it had not received any notice set forth in Section 1209.


SECTION 1205.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

        Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Twelve, and no payments over pursuant to the provisions of this Article Twelve to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.


SECTION 1206.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

        The provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article Twelve of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the


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Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.


SECTION 1207.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee his attorney-in-fact for any and all such purposes.


SECTION 1208.  NO WAIVER OF SUBORDINATION PROVISIONS.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


SECTION 1209.  NOTICE TO TRUSTEE.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the


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Trustee in respect of the Securities.  Notwithstanding the provisions of this
Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, representative or Administrative Agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 601, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 1209 at least 5 Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within 5 Business Days prior to such date.

        Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or Administrative Agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or Administrative Agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


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SECTION 1210.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

        Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.


SECTION 1211.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and it undertakes to perform and observe only such of its covenants and obligations with respect to the Senior Indebtedness as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee and the Trustee shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.


SECTION 1212.  RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION
                 OF TRUSTEE'S RIGHTS.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

        Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.


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SECTION 1213.  ARTICLE TWELVE APPLICABLE TO PAYING AGENTS.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 1212 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


SECTION 1214.  DEFEASANCE OF THIS ARTICLE TWELVE.

        The subordination of the Securities provided by this Article Twelve is expressly made subject to the provisions for defeasance or covenant defeasance in Article Thirteen hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then Outstanding shall thereupon cease to be subordinated pursuant to this Article Twelve.

                              ARTICLE THIRTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

        The Company may at its option by Board Resolution, at any time, elect to have either Section 1302 or Section 1303 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.


SECTION 1302.  DEFEASANCE AND DISCHARGE.

        Upon the Company's exercise of the option provided in Section 1301 applicable to this Section 1302, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities, and the provisions of Article Twelve hereof shall cease to be effective, on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in Clauses (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same),


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except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due,
(B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 307, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303.

SECTION 1303.  COVENANT DEFEASANCE.

        Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1005 through 1017, inclusive, and Clauses (3), (4) and (5) of Section 801, (ii) the occurrence of an event specified in Sections 501(3), 501(4) (with respect to Clauses (1), (3), (4) or (5) of Section 801),
501(5) (with respect to any of Sections 1005 through 1017, inclusive), 501(6) and 501(7) shall not be deemed to be an Event of Default and (iii) the provisions of Article Twelve hereof shall cease to be effective on and after the date all conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.


SECTION 1304.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

        The following shall be the conditions to application of either Section 1302 or Section 1303 to the then Outstanding Securities:

        (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, without the need for reinvestment, will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any,) and each installment of interest, if any, on the Outstanding Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or
     (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

        (2) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

        (3) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit covenant defeasance and discharge had not occurred.

        (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

        (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

        (6) No Event of Default or event that, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(8) is concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

        (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

        (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been satisfied.

        (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


SECTION 1305.  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
                 TRUST; OTHER MISCELLANEOUS PROVISIONS.

        Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article Twelve.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

        Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.


SECTION 1306.  REINSTATEMENT.

        If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1302 or 1303 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying agent is permitted to apply all such money in accordance with Section 1302 or 1303; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                            RURAL CELLULAR CORPORATION


                            By:   /s/ Wesley E. Schultz
                               -----------------------------------------------
                                 Name:  Wesley E. Schultz
                                 Title:  Vice President Finance &
                                            CFO
Attest:


/s/ Don L. Swenson
----------------------------

                            NORWEST BANK MINNESOTA,
                            NATIONAL ASSOCIATION


                            By:  /s/ Jane Y. Schweiger
                               -----------------------------------------------
                                      Name:  Jane Y. Schweiger
                                 Title:  Corporate Trust Officer
                                 (Authorized Officer)
Attest:


  /s/ Tim May
----------------------------

 STATE OF Minnesota    )
                                 ss.:
COUNTY OF Hennepin)


        On the 14th day of May, 1998, before me personally came Wesley E. Schultz, to me known, who, being duly sworn, did depose and say that he is theVice President of Rural Cellular Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to instrument is such corporate seal; that is was so affixed by authority of by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

          Gary K. Hall
 (SEAL)   Notary Public-Minnesota     /s/ Gary K. Hall
          RAMSEY COUNTY               ----------------------------
          My Commission Expires Jan. 31, 2000

STATE OF MINNESOTA          )
                                ss.:
COUNTY OF HENNEPIN          )


        On the 14th day of May, 1998, before me personally came Jane Y.
Scheiger , to me known, who, being by me duly sworn, did depose and say that
[he/she] is   CORP. TRUST OFFICER of Norwest Bank Minnesota, National
Association, one of the corporations described in and which executed the foregoing instrument; that [he/she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he/she] signed [his/or her] name thereto by like authority.

Gary K. Hall

(SEAL)    Notary Public-Minnesota     /s/ Gary K. Hall
          RAMSEY COUNTY               ----------------------------
          My Commission Expires Jan. 31, 2000